Exhibit 10.29

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of June 11, 2021 (with an effective date of April 30, 2021) by and among Ferrellgas, L.P., a Delaware limited partnership (“Company”), the Lenders and Issuing Lenders from time to time party hereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Agent”).

R E C I T A L S

A.The Company, the Agent, the Lenders and the Issuing Lenders are parties to that certain Credit Agreement dated as of March 30, 2021 (the “Credit Agreement”), pursuant to which the Lenders and Issuing Lenders have made certain credit available to and on behalf of the Company.

B.The Company has requested that Lenders constituting the Required Lenders waive compliance with (i) Section 6.7(a) for the Fiscal Quarter ending April 30, 2021, with respect to the requirement that the Company not permit the Minimum Interest Coverage Ratio as of the last day of such Fiscal Quarter to be less than 2.50:1:0, (ii) any requirement that the Company represent that Schedule 4.12 attached to the Credit Agreement as of the Closing Date set forth a complete and accurate list as of the Closing Date of all (A) Material Real Estate Assets and (B) material leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting the Real Estate Assets of any Loan Party, regardless of whether such Loan Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment, in each case during the period beginning on the Closing Date and ending as of the date immediately prior to the Satisfaction Date (as defined in Section 4 below) (the “Schedule 4.12 Representation Requirement”) and (iii) any requirement that the Company represent that Schedule  4.29 attached to the Credit Agreement as of the Closing Date set forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, commodity accounts and all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof, during the period beginning on the Closing Date and ending as of the date immediately prior to the Satisfaction Date (the “Schedule 4.29 Representation Requirement”).

C.The Company has requested and the Agent and Lenders constituting the Required Lenders have agreed to make certain changes to the Credit Agreement as set forth herein.

NOW, THEREFORE, to induce the Agent and the Lenders party hereto to enter into this Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term used herein but not otherwise defined herein has the meaning given to such term in the Credit Agreement, as amended by this Amendment.  Unless otherwise indicated, all article, exhibit, section and schedule references in this Amendment refer to articles, exhibits, sections and schedules of the Credit Agreement.

Section 2.Amendments to Credit Agreement.  The Credit Agreement is hereby amended by:

2.1.amending and restating the definitions of “Consolidated EBITDA”, “Consolidated Net Income” and “Minimum Interest Coverage Ratio” contained in Section 1.1 in their entirety as follows:

“Consolidated EBITDA” means, with respect to any period, an amount equal to Consolidated Net Income of the Company and its Subsidiaries on a consolidated basis for such period plus (a) the following, to the extent deducted in calculating such Consolidated Net Income and in respect of such period: (i) any extraordinary non-cash loss, expenses related to the early extinguishment of Indebtedness, asset and goodwill impairment charges and any net losses realized in connection with an Asset Sale, (ii) non-recurring severance or restructuring cost (subject to an aggregate cap during any Fiscal Year of $5,000,000), (iii) litigation reserves, legal fees for related professional services, and costs for adverse results in legal proceedings (subject to an aggregate cap during the term of this Agreement of $15,000,000), (iv) any legal costs or similar transaction costs in connection with an acquisition, (v) the provision for Taxes based on income or profits of the Company and its Subsidiaries, (vi) the Consolidated Interest Charges for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Attributable Indebtedness in respect of Capital Leases and net payments (if any) pursuant to Hedging Agreements in respect of interest rates), (vii) the depreciation and amortization charges (including amortization of other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), and (viii) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (including those related to dispositions and those resulting from the requirements of SFAS 133), plus (b) to the extent deducted in calculating such Consolidated Net Income, non-cash employee compensation expenses of the Company and its Subsidiaries during such period, minus (c) to the extent included in calculating such Consolidated Net Income, all non-cash items increasing Consolidated Net Income (including those related to Dispositions, from the cancellation, retirement, exchange or early extinguishment of Indebtedness and those resulting from the requirements of SFAS 133), in each case in this definition, of or by, the Company and its Subsidiaries for such period, without duplication on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any period, the net income (or loss) of the Company and its Subsidiaries on a consolidated basis for such period; provided, that Consolidated Net Income shall exclude (a) extraordinary gains (or losses) for such period, (b) the net income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its Organizational Documents or any agreement, instrument or law applicable to such Subsidiary during such period, except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income, and (c) any income (or loss) for such period of any Person if such person is not a Subsidiary, except that the Company’s equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Subsidiary as a dividend or other distribution from income generated by such Person (and in the case of a dividend or other distribution to a Subsidiary, such Subsidiary is not precluded from further distributing such amount to the Company as described in clause (b) of this proviso); provided, further, that Consolidated Net Income shall exclude the cumulative effect of a change in accounting principles and unrealized gains and losses from derivatives.

“Minimum Interest Coverage Ratio” means the ratio, as of the last day of any Fiscal Quarter or other date of determination, of (a) Consolidated EBITDA to (b) Consolidated Cash Interest Charges, in each case for the Measurement Period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarters period ending as of the most recently concluded Fiscal Quarter); provided, that for purposes of calculating the Minimum Interest Coverage Ratio (i) for the Fiscal Quarter ending July 31, 2021, Consolidated Cash Interest Charges shall be equal to the Consolidated Cash Interest Charges for the quarter ending on such date multiplied by four (4), (ii) for the Fiscal Quarter ending October 31, 2021, Consolidated Cash Interest Charges shall be equal to the Consolidated Cash Interest Charges for the quarter ending on July 31, 2021 and the quarter ending on such date multiplied by two (2), and (iii) for the Fiscal Quarter ending January 31, 2022, Consolidated Cash

Interest Charges shall be equal to the Consolidated Cash Interest Charges for the quarter ending on July 31, 2021, the quarter ending on October 31, 2021 and the quarter ending on such date multiplied by 4/3.

2.2.amending Section 1.1 to delete the defined term “Indemnified Liabilities” in its entirety.

2.3.amending Section 1.1 to replace the defined term “Prior Facility Contingency Deposit Release” with the term “Prior Facility Contingent Deposit Release” and retaining the definition thereof.

2.4.amending Section 1.1 to delete the defined term “Transaction Costs” in its entirety.

2.5.amending the last paragraph of Section 2.9(a) to replace “monthly in arrears on the first Business Day of each month” with “quarterly in arrears on the First Business Day of each quarter”

2.6.amending Section 2.13(i) to replace each instance of “ninth” with “seventh”.

2.7.amending Section 5.1(b) to replace “of by Grant Thornton” with “by Grant Thornton”.

2.8.amending the first sentence of Section 5.11 to add after the word “then” “, other than with respect to those Material Real Estate Assets for which the Agent in its sole discretion determines that the burdens, costs or consequences of obtaining a mortgage are excessive in view of the benefits to be obtained by the Secured Parties (it being understood that, for the avoidance of doubt, the Agent may conclude that the burdens, costs or consequences of obtaining a mortgage on any Material Real Estate Asset having special flood or mud slide hazards (as determined by the Agent in its sole discretion) are excessive in view of the benefits to be obtained by the Secured Parties),”.

2.9.amending the first sentence of Section 5.15(a) to add after the word “Asset” “, other than those Material Real Estate Assets for which the Agent in its sole discretion determines that the burdens, costs or consequences of obtaining a mortgage are excessive in view of the benefits to be obtained by the Secured Parties (it being understood that, for the avoidance of doubt, the Agent may conclude that the burdens, costs or consequences of obtaining a mortgage on any Material Real Estate Asset having special flood or mud slide hazards (as determined by the Agent in its sole discretion) are excessive in view of the benefits to be obtained by the Secured Parties)”.

2.10.amending Section 5.15(a) to replace each instance of “ninety (90)” with “one hundred twenty (120)”.

2.11.amending Section 5.15(c) to replace “thirty (30)” with “ninety (90)”.

2.12.amending Section 6.7(c)(ii) to replace “1.0” with “1.0,”.

2.13. amending Section 6.8(c) to replace “.” with “;”.

2.14.amending the first sentence of Section 9.3(c) to replace “shall not be deemed” with “shall be deemed”.

2.15.amending the last sentence of Section 10.4(e) to replace “Section 10.5” with “Section 10.4”.

2.16.Schedule 4.12 is hereby amended to read as set forth in Schedule A hereto and, as of the date hereof and going forward, Schedule 4.12 as amended by this Section 2.10 hereof shall be deemed to have been attached to the Credit Agreement as of the Closing Date.

2.17.Schedule 4.29 is hereby amended to read as set forth in Schedule B hereto and, as of the date hereof and going forward, Schedule 4.29 as amended by this Section 2.11 hereof shall be deemed to have been attached to the Credit Agreement as of the Closing Date.

Section 3.Waivers.

3.1.Solely with respect to the Fiscal Quarter ending April 30, 2021, the Agent and the Required Lenders party hereto hereby waive compliance with the provisions of Section 6.7(a) and any Default or Event of Default arising therefrom.

3.2.The Agent and the Required Lenders party hereto hereby waive compliance with the Schedule 4.12 Representation Requirement and any Default or Event of Default arising therefrom.

3.3.The Agent and the Required Lenders party hereto hereby waive compliance with the Schedule 4.29 Representation Requirement and any Default or Event of Default arising therefrom.

Section 4.Conditions Precedent.  Upon the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.4) (such date, the “Satisfaction Date”), this Amendment shall be deemed to have been effective as of April 30, 2021 (such date, the “First Amendment Effective Date”).

4.1.Execution and Delivery.  The Agent shall have received from the Company and each Lender, counterparts (in such number as may be requested by the Agent) of this Amendment signed on behalf of such Person.

4.2.Payment of Expenses.  The Agent and the Lenders shall have received all amounts due and payable on or prior to the Satisfaction Date, including, to the extent invoiced at least one Business Day prior to the Satisfaction Date, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Company under the Credit Agreement.

4.3.No Default or Event of Default.  No Default or Event of Default shall have occurred and be continuing as of the date hereof, after giving effect to the terms of this Amendment.

The Agent is hereby authorized and directed to declare this Amendment to be effective on the First Amendment Effective Date when the Agent has received documents confirming or certifying, to the satisfaction of the Agent, compliance with the conditions set forth in this Section 4 or the waiver of such conditions as permitted by Section 10.4.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 5.Miscellaneous.

5.1.Confirmation.  The provisions of the Credit Agreement, as amended by this Amendment, shall remain in full force and effect following the effectiveness of this Amendment.

5.2.Representations and Warranties. As of the date hereof, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to the Agent or any Lender pursuant hereto or thereto on or prior to such date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the date hereof to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;

5.3.No Waiver; Loan Document.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents except as expressly provided herein.  Once the Satisfaction Date has occurred, this Amendment shall for all purposes constitute a Loan Document effective as of First Amendment Effective Date.  Once the Satisfaction Date has occurred, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, referring to the Credit Agreement, and each reference in each other Credit Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference, effective as of First Amendment Effective Date, to the Credit Agreement as amended or otherwise modified by this Amendment.

5.4.Other Violations.  Neither the execution by the Agent or the Lenders of this Amendment, nor any other act or omission by the Agent or the Lenders or their respective officers in connection herewith, shall be deemed a waiver by the Agent or the Lenders of any Defaults (except as expressly set forth in Section 3 above) which may exist or which may occur in the future under the Credit Agreement and/or the other Loan Documents (collectively, “Other Violations”).  Similarly, nothing contained in this Amendment shall directly or indirectly in any way whatsoever either: (i) impair, prejudice or otherwise adversely affect the Agent’s or any Lender’s right at any time to exercise any right, privilege or remedy in connection with the Loan Documents with respect to any Other Violations, (ii) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, except as expressly waived herein or (iii) constitute any course of dealing or other basis for altering any obligation of the Company or any right, privilege or remedy of the Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Nothing in this Amendment shall be construed to be a waiver by the Agent or the Lenders to any Other Violations.

5.5.Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Amendment, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4, this Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.6.NO ORAL AGREEMENT.  THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.  AS OF THE DATE OF THIS AMENDMENT, THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

5.7.GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK. FOR THE AVOIDANCE OF DOUBT, THIS AMENDMENT IS SUBJECT TO SECTIONS 10.14 AND 10.15.

5.8.Miscellaneous.  No failure or delay on the part of the Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Amendment and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  For the avoidance of doubt, this Amendment is subject to Section 10.18.

[SIGNATURES BEGIN NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:	FERRELLGAS, L.P.

	By:	Ferrellgas, Inc., its general partner

/s/ Brian W. Herrmann
	Name:	Brian W. Herrmann
	Title:	Interim Chief Financial Officer

Signature Page to First Amendment to

Credit Agreement

AGENT, LENDER AND ISSUING LENDER:	JPMORGAN CHASE BANK, N.A.

	By:	/s/ Darren Vanek
	Name:	Darren Vanek
	Title:	Authorized Officer

Signature Page to First Amendment to

Credit Agreement

LENDER AND ISSUING LENDER:	PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Steve Roberts
	Name:	Steve Roberts
	Title:	Senior Vice President

Signature Page to First Amendment to

Credit Agreement

LENDER:	ROYAL BANK OF CANADA

	By:	/s/ Jason York
	Name:	Jason S. York
	Title:	Authorized Signatory

Signature Page to First Amendment to

Credit Agreement

LENDER AND ISSUING LENDER:	TRUIST BANK

	By:	/s/ James Giordano
	Name:	James Giordano
	Title:	Managing Director

Signature Page to First Amendment to

Credit Agreement

LENDER:	CIBC BANK USA

	By:	/s/ Zach Strube
	Name:	Zach Strube
	Title:	Managing Director

Signature Page to First Amendment to

Credit Agreement

LENDER:	FIFTH THIRD BANK, NATIONAL ASSOCIATION

	By:	/s/ Michael Cortese
	Name:	Michael Cortese
	Title:	Vice President

Signature Page to First Amendment to

Credit Agreement

Schedule A

[see attached]

Schedule A to First Amendment

Schedule B

[see attached]

Schedule B to First Amendment